Exhibit 21

                                  SUBSIDIARIES


The following is a list of the Company's subsidiaries:

                                                                                           PERCENTAGE OF VOTING
                                                                                            SECURITIES OWNED BY
                                                                      ORGANIZED              REGISTRANT AS OF
                                                                     UNDER LAW OF            NOVEMBER 2, 1996
                                                                     ------------            ----------------
   Analog Devices Limited                                          United Kingdom                   100%
   Analog Devices, GmbH                                            Germany                          100%
   Analog Devices, S.A.                                            France                           100%
   Analog Devices, K.K.                                            Japan                            100%
   Analog Devices APS                                              Denmark                          100%
   Analog Devices Nederland, B.V.                                  The Netherlands                  100%
   Analog Devices International, Inc.                              Massachusetts                    100%
   Analog Devices Israel, Ltd.                                     Israel                           100%
   Analog Devices A.B.                                             Sweden                           100%
   Analog Devices SRL                                              Italy                            100%
   Analog Devices, HDLSGESMBH M.B.H.                               Austria                          100%
   Analog Devices Korea, Ltd.                                      Korea                            100%
   Analog Devices, B.V.                                            The Netherlands                  100%
   Analog Devices Finance N.V.                                     Netherlands Antilles             100%
   Analog Devices Holdings, B.V.                                   The Netherlands                  100%
   Analog Devices Research & Development Ltd.                      Ireland                          100%
   Analog Devices (Philippines), Inc.                              The Philippines                  100%
   Analog Devices Foreign Sales
     Corporation, B.V.                                             The Netherlands                  100%
   Analog Devices Foundry Services, Inc.                           Delaware                         100%
   Analog Devices Asian Sales, Inc.                                Delaware                         100%
   Analog Devices Taiwan, Ltd.                                     Taiwan                           100%
   Analog Devices Ireland, Ltd.                                    Ireland                          100%
   Analog Devices Hong Kong, Ltd.                                  Hong Kong                        100%
   Analog Devices Pty, Ltd.                                        Australia                        100%
   Analog Devices India Private Limited                            India                            100%
   Analog Devices Gen. Trias, Inc.                                 Philippines                      100%
   Analog Devices International Financial Services Company         Ireland                          100%
   Analog Devices Foreign Sales Corporation                        Barbados                         100%
   Mosaic Microsystems Limited                                     United Kingdom                   100%
   Analog Development (Israel) 1996 Ltd.                           Israel                           100%
   Analog Devices (China) Co. Ltd.                                 China                            100%
   Analyzed Investments, Ltd.                                      Ireland                           54%
   Analog/NCT Supply Ltd.                                          Delaware                          50%
   Analog Devices Realty Holdings, Inc.                            Philippines                       40%
   WaferTech, LLC                                                  Delaware                          18%
   Analog Supplies Company                                         Japan                             15%

The financial statements of all wholly owned subsidiaries are included in the Consolidated Financial Statements listed in the Index to Consolidated Financial Statements appearing elsewhere herein.